      As filed with the Securities and Exchange Commission on February 5, 1999
                                        Registration Statement No. 333-________


                         SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549

                                      FORM S-8

                               Registration Statement
                          Under The Securities Act of 1933


                       LEVEL ONE COMMUNICATIONS, INCORPORATED
               (Exact name of Registrant as specified in its charter)

                 DELAWARE                               33-0128224
     (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

                                  9750 GOETHE ROAD
                            SACRAMENTO, CALIFORNIA 95827
                      (Address of Principal Executive Offices)

                              JATO TECHNOLOGIES, INC.
                                  1997 STOCK PLAN
                                (Full Title of Plan)

                                     JOHN KEHOE
                 SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                       LEVEL ONE COMMUNICATIONS, INCORPORATED
                                  9750 GOETHE ROAD
                            SACRAMENTO, CALIFORNIA 95827
                                   (916) 855-5000
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                      Copy to:
                               GILLES S. ATTIA, ESQ.
                                 GRAHAM & JAMES LLP
                            400 CAPITOL MALL, 24TH FLOOR
                         SACRAMENTO, CALIFORNIA 95814-4411

                              CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
                             AMOUNT TO BE      PROPOSED      PROPOSED MAXIMUM        AMOUNT OF
    TITLE OF SECURITIES       REGISTERED        MAXIMUM     AGGREGATE OFFERING   REGISTRATION FEE
      TO BE REGISTERED                      OFFERING PRICE       PRICE (2)
                                             PER SHARE(2)
--------------------------------------------------------------------------------------------------
 Common Stock, par          486,088 shares       $0.27           $136,105             $40.15
 value $0.001 per share (1)
--------------------------------------------------------------------------------------------------

(1) Pursuant to an Agreement and Plan of Reorganization dated as of November 9, 1998 (the "Reorganization Agreement"), by and between the Registrant, Thunderhill Acquisition Corp. and Jato Technologies, Inc. ("Jato"), the Registrant assumed all of the outstanding options to purchase Common Stock of Jato (the "Assumed Options") under the Jato Technologies, Inc. 1997 Stock Plan, with appropriate adjustments to the number of shares and exercise price of each Assumed Option to reflect the ratio at which the Common Stock of Jato was converted into Common Stock of the Registrant under the Reorganization Agreement.

(2) Estimated solely for the purpose of computing the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(h)(1) under the Securities Act based upon the weighted average of the per share exercise price of $0.27 for the Assumed Options.

                                      PART I

                       INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.        PLAN INFORMATION.

     The Registrant will send or give the documents containing the information specified in this Item 1 to employees, officers, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, the Registrant is not filing such documents with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements.

ITEM 2.        REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

     The Registrant will send you copies of the filings listed in Part II,
Item 3 below, if you write or call Investor Relations, Level One
Communications, Incorporated, 9750 Goethe Road, Sacramento, California 95825,
(916) 855-5000.

                                      PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents and information heretofore filed with the Commission by the Registrant are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997, filed pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 29, 1998, filed pursuant to the reporting requirements of the Exchange Act;

     (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 28, 1998, filed pursuant to the reporting requirements of the Exchange Act;

     (d) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 27, 1998, as amended on December 16, 1998, filed pursuant to the reporting requirements of the Exchange Act;

     (e) The Registrant's Current Report on Form 8-K, filed with the Commission on July 17, 1998, as amended on September 21, 1998, October 7, 1998 and December 16, 1998, pursuant to the reporting requirements of the Exchange Act;

     (f) The Registrant's Current Report on Form 8-K, filed with the Commission on November 20, 1998, pursuant to the reporting requirements of the Exchange Act;

     (g) The Registrant's Current Report on Form 8-K, filed with the Commission on December 9, 1998, as amended on February 3, 1999, pursuant to the reporting requirements of the Exchange Act; and

     (h) The description of the Registrant's Common Stock contained in Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed with the Commission on July 9, 1993, pursuant to the registration requirements of the Exchange Act.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.        DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has provisions in its Certificate of Incorporation which eliminate the liability of the Registrant's directors to the Registrant and its stockholders for monetary damages to the fullest extent permissible under the General Corporation Law of the State of Delaware ("Delaware Law") and provisions which authorize the Registrant to indemnify its directors, officers and agents by bylaws, agreements or otherwise, to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant's Bylaws provide that the Registrant shall indemnify its directors, officers and certain other agents to the fullest extent permitted by Delaware Law, including circumstances in which indemnification is otherwise discretionary under Delaware Law.

     In addition, the Registrant has entered into agreements with its directors and executive officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their service as directors or executive officers to the fullest extent permitted by law.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.        EXHIBITS.

  Exhibit              Description of Document
  Number


       4.1  Certificate of Incorporation of Registrant.

       4.2  Bylaws of Registrant.

       4.3  Jato Technologies, Inc. 1997 Stock Plan.

       5.1  Opinion of Counsel as to legality of securities being registered.

      23.1  Consent of Independent Public Accountants.

      23.2  Consent of Counsel (included in Exhibit 5.1).

      24.1  Power of Attorney (included on signature page).


ITEM 9.        UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sacramento, State of California, on this 3rd day of February, 1999.

                                  LEVEL ONE COMMUNICATIONS, INCORPORATED

                                  By:   /s/ Robert S. Pepper
                                      -----------------------------------------
                                          Robert S. Pepper, Ph.D.
                                          PRESIDENT AND CHIEF EXECUTIVE OFFICER


                                  POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Pepper, Ph.D. and John Kehoe, jointly and severally, as such person's attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on the 3rd day of February, 1999 in the capacities indicated.

                SIGNATURES                           TITLE
                ----------                           -----

  /s/ Robert S. Pepper                     President, Chief Executive
 --------------------------------          Officer and Chairman of the
       Robert S. Pepper, Ph.D.             Board (Principal Executive
                                           Officer)

  /s/ John Kehoe                           Senior Vice President and Chief
 --------------------------------          Financial Officer (Principal
       John Kehoe                          Financial Officer)

  /s/ Thomas J. Connors                    Director
 --------------------------------
       Thomas J. Connors

  /s/ Paul Gray                            Director
 --------------------------------
       Paul Gray, Ph.D.


  /s/ Martin Jurick                        Director
 --------------------------------
       Martin Jurick

  /s/ Henry Kressel                        Director
 --------------------------------
       Henry Kressel

  /s/ Joseph P. Landy                      Director
 --------------------------------
       Joseph P. Landy

  /s/ Kenneth A. Pickar                    Director
 --------------------------------
       Kenneth A. Pickar

                                  INDEX TO EXHIBITS

   Exhibit                          Description of Document
    Number                                                                        Page Number

         4.1  Certificate of Incorporation of Registrant.

         4.2  Bylaws of Registrant.

         4.3  Jato Technologies, Inc. 1997 Stock Plan.

         5.1  Opinion of Counsel as to legality of securities being registered.

        23.1  Consent of Independent Public Accountants.

        23.2  Consent of Counsel (included in Exhibit 5.1).

        24.1  Power of Attorney (included on signature page).